EXHIBIT 4.9

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT (the "Agreement") is made as of this [26th/27th] day of May, 2004 by and among Viper Motorcycle Company, a Minnesota corporation (the "Company") and [RFJM Partners, LLC, a New York limited liability company /David Palmlund, III] (the "Purchaser" and collectively with all purchasers participating in the Bridge Loan (as defined below), the "Purchasers").

                                    RECITALS

         WHEREAS, the Company wishes to raise up to an aggregate of Six Hundred Thousand Dollars ($600,000) (the "Bridge Loan") from a limited number of accredited investors;

         WHEREAS, in connection with the Bridge Loan the Company intends to issue to the Purchaser and the Purchaser intends to purchase a promissory note from the Company and will in conjunction with such purchase acquire the right to receive Additional Securities (defined below); and

         WHEREAS, the Company and the Purchaser wish to specify in this Agreement the terms on which the Purchaser is purchasing the Note (defined below) and the right to receive Additional Securities.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a Promissory Note (the "Note") in the form attached hereto as EXHIBIT A, in the principal amount of $300,000.00.

         2. ADDITIONAL STOCK INTEREST. In the event the Company closes a Financing (defined below) prior to the Maturity Date (as defined in the Note) of the Note, then the Company shall, within ten (10) days following the closing of such Financing, deliver to the holder of the Note, shares of the Company's common stock in an amount equal to the original principal balance of the Note divided by $4.50 (the "Issuance Price"). In the event of a Financing involving the sale of common stock and the per share offering price of the Financing is less than $4.50, then the Issuance Price shall equal such lesser amount. In the event of a Financing of a security other than common stock, then the Issuance Price shall equal the conversion or exercise price into the Company's common stock of the security sold in such Financing. For purposes hereof a "Financing" shall mean the sale of securities of the Company in the gross amount of at least $2,000,000. Shares of common stock issued to the holder of the Note pursuant to this Section 2 shall sometimes be referred to as the "Additional Securities."

         3. CLOSING. The closing of the sale and purchase of the Note (the "Closing") by the Purchaser shall occur at the date and time that this Agreement is executed by the Company and the Purchaser, or on such other date or time as the Purchaser and the Company shall agree upon (the "Closing Date"). At the Closing, the Company shall deliver the duly executed Note, and the Purchaser shall deliver to the Company payment of the purchase price, by wire transfer to an account designated by the Company or by any other means of transferring immediately available funds that is agreed upon by the parties.

         4. REPRESENTATIONS AND WARRANTIES BY COMPANY. The Company represents and warrants to the Purchaser that, as of the date hereof:

                  4.1. ORGANIZATION, STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted.

                  4.2. CORPORATE ACTS AND PROCEEDINGS. This Agreement and the Note have been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company.

         5.   REPRESENTATIONS   AND  WARRANTIES  OF  PURCHASER.   The  Purchaser
represents and warrants that:

         5.1 INVESTMENT INTENT. The Note being acquired by the Purchaser hereunder is being purchased, and the Additional Securities that may be issued to Purchaser will be acquired for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended. (the "Securities Act") The Purchaser understands that the Note and Additional Securities have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon these representations and warranties. The Purchaser further understands that the Note and the Additional Securities may not be transferred or resold without: (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Purchaser further acknowledges that the Note and Additional Securities will bear a legend noting such restrictions on transfer.

         5.2 LOCATION OF PRINCIPAL OFFICE AND QUALIFICATION AS ACCREDITED INVESTOR. The state in which the Purchaser's principal office (or domicile, if the Purchaser is an individual) is located is set forth below Purchaser's signature to this Agreement. The Purchaser qualifies as an accredited investor within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has obtained, to the extent Purchaser deems necessary, professional investment advice with respect to the tax ramifications and the risks inherent in an investment in the Note and Additional Securities, and the suitability of an investment in the Note and Additional Securities in light of Purchaser's financial condition and investment needs. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by the Purchaser. The Purchaser or the Purchaser's qualified agents have had access to all of the Company's material books and records and access to the Company's executive officers. Further, the Purchaser has had a reasonable time and an opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the purchase of the Note and Additional Securities and the business and affairs of the Company, and to obtain any additional information necessary to verify such information as the Purchaser considers necessary or advisable in order to form a decision concerning an investment in the Company.

         5.3 ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser, and is a valid and binding agreement of the Purchaser. The Purchaser was not formed for the purpose of this investment in the Company.

         5.4 NO BROKERS OR FINDERS. Except as set forth in Section 5.6, no person, firm or corporation has or will have, as a result of any act or omission by the Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable, other than as set forth in Section 5.6, as a result of the actions of the Purchaser in connection with the transactions contemplated by this Agreement.

         5.5 HIGH DEGREE OF RISK AND RISK FACTORS. Purchaser recognizes that an investment in the Note and Additional Securities is highly speculative, illiquid and involves a high degree of risk, including, but not limited to, the risk of a complete loss of Purchaser's investment in the Note and Additional Securities, and the Purchaser recognizes that the Company needs to raise additional funds immediately to continue as a going concern and that, if sufficient funds are not received, the Company may be required to discontinue its active operations.
Purchaser further acknowledges that Purchaser has carefully read and fully understands the Risk Factors set forth on EXHIBIT B to this Agreement.

         5.6 PLACEMENT AGENT. Purchaser hereby acknowledges that Lane Capital Markets, LLC has been engaged as the exclusive agent for the Company in connection with the Bridge Loan. The Company has agreed to pay Lane Capital Markets, LLC $30,000 in consideration for services relating to the Bridge Loan.

         6. REGISTRATION RIGHTS. The Company shall provide to the Purchaser written notice of any registration statement to be filed by the Company under the Securities Act, including a registration statement relating to any initial public offering of the Company's securities, no later than ten (10) days prior to the filing of such registration statement. Purchaser shall have the one-time right, exercisable with respect to a single registration statement, to include in such registration: (i) the Additional Securities then issued or to be issued to Purchaser pursuant to Section 2 hereof, (ii) common stock of the Company issued to Purchaser upon conversion of the Note (as provided in the Note), as a result of an Event of Default (as defined in the Note) of the Note, or (iii) shares of the Company's common stock issued to Purchaser in an Exchange Offering (as provided on the Note). The foregoing are collectively referred to herein as the "Bridge Loan Securities." Notwithstanding the foregoing, the Company may fully satisfy all of the registration requirements of this Section 6 by filing a registration statement with the U.S. Securities and Exchange Commission on the appropriate form covering such Bridge Loan Securities simultaneously with a registration statement filed by the Company in connection with an initial public offering of the Company's securities.

         7. RIGHT OF FIRST REFUSAL. While the Note is outstanding, the Company shall provide to Purchaser a written notice in accordance with Section 10 hereof (the "Financing Notice") containing the price and terms of any proposed issuance of debt or equity securities of the Company other than an initial public offering of the Company's securities in which Lane Capital Markets, LLC is an underwriter (a "Subsequent Financing"). Purchaser shall have a right of first refusal to purchase any or all of the securities offered in the Subsequent Financing at the price and on the terms set forth in the Financing Notice. If Purchaser desires to exercise its right to purchase securities set forth in this
Section 7, the Purchaser must deliver written notice to the Company of its intent to so purchase within ten (10) days after the Financing Notice was sent to Purchaser by the Company. In the event that the Company does not receive written notice from the Purchaser of Purchaser's intent to purchase securities offered under the Subsequent Financing within the above described ten (10) day period, Purchaser will be deemed to have rejected its right of first refusal with respect to the securities offered in such Subsequent Financing. Purchaser acknowledges that this right of first refusal is granted to all Purchasers of the Company's Notes being offered in the Bridge Loan on a pro-rata basis (based on the original principal balance of each Note purchased by a Purchaser in the Bridge Loan). In the event Purchasers exercise their right of first refusal under this Section 7 to request purchases of securities in the Subsequent Financing, in the aggregate, of more securities than are offered in the Subsequent Financing, the Company shall allocate the securities based upon the respective original principal amounts of the Notes issued in the Bridge Loan of the purchasers requesting to exercise their right of first refusal.

         8. LOCK-UP AGREEMENT. The Purchaser hereby agrees to not sell or otherwise transfer, without the prior written consent of the underwriter in an initial public offering of the Company's securities, determined in its discretion, any Additional Securities, Bridge Loan Securities or other securities of the Company during the one hundred and eighty (180) day period (the "Lock-up Period") following the effective date of a registration statement covering any securities of the Company under the Securities Act (the "Lock-Up Provision"); provided, that (i) such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act; (ii) the officers, directors and shareholders holding more than 5%, on a fully-diluted, as-converted basis, of the Company's outstanding common stock on the date of this Agreement sign an agreement containing a provision restricting the sale of securities no less restrictive than the Lock-Up Provision required of Purchaser in this Agreement; and (iii) the Lock-up Period may be reduced at the discretion of the Placement Agent at any time prior to the end of the Lock-up Period.

         9. INDEMNIFICATION. Purchaser agrees to indemnify and hold harmless the Company, its stockholders, directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, to the full extent permitted by law, from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable legal fees and expenses incurred by Purchaser (collectively, the "Damages")) to which the Company may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereto) arise out of or are based upon information Purchaser furnished in writing to the Company specifically for use in any registration statement or any prospectus.

         10. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:


                  if to the Company:

                           Viper Motorcycle Company
                           5733 International Parkway
                           New Hope, MN 55428
                           Attn: John Lai
                  with a copy to:

                           Lindquist & Vennum P.L.L.P.
                           4200 IDS Center
                           80 South Eighth Street
                           Minneapolis, MN 55402
                           Attn:  Girard Miller

                  if  to  the   Purchaser,   to  the  address  set  forth  below
Purchaser's signature to this Agreement.

or to such other address as the Company or the Purchaser may specify to the other by written notice, and such notices and other communications shall be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

         11. TIME OF THE ESSENCE. Time is of the essence in the performance of obligations hereunder.

         12. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. INVALIDITY OF PARTICULAR PROVISIONS. The Company and the Purchaser agree that the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         14. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

         15. CONFLICTS. In the event that there are any inconsistencies between the terms of this Agreement and the Note, as the case may be, the terms contained in the Note will control.

         16. MISCELLANEOUS. This Agreement shall be governed by the internal laws of the State of Minnesota without giving application to the choice of law provisions of any jurisdiction. No provision of this Agreement shall be modified or waived other than by a written instrument that refers to this Agreement and is signed by the party against whom enforcement of the modification or waiver is charged.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                         VIPER MOTORCYCLE COMPANY


                                         By:  /s/  Garry N. Lowenthal
                                              ----------------------------------

                                         Its: Chief Financial Officer



                                         PURCHASER:

Principal Amount of Note:  $300,000.00   RFJM PARTNERS, LLC

                                         /S/  Jeffrey Markowitz
                                         ---------------------------------------
                                         Address: 900 Third Ave, Suite 201
                                                  New York, New York  10022


                                         PURCHASER:

Principal Amount of Note:  $300,000.00   /s/  David Palmlund, III
                                         ---------------------------------------
                                         David Palmlund, III

                                         Address: 5323 Swiss Ave.
                                                  Dallas, TX 75214